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Exhibit (a)9

Microvision, Inc.

Stock Option Exchange

November 8, 2002

Information Only—Not Advice

        These sessions are designed for informational purposes only and are not to advise you whether to participate or, if you decide to, in what manner to participate.

Agenda

  •
  Highlights of Exchange Offer (EO)

  •
  Eligible Options That May Be Exchanged

  •
  Exchange Ratio

  •
  Exchange Considerations

  •
  Vesting of Exchanged Options

  •
  New Terminology—"Tranche"

  •
  Process

  •
  Key Dates

  •
  Forms

  •
  Questions

Highlights of Exchange Offer (EO)

  •
  Opportunity to cancel old options with high strike price & receive new options with potentially lower strike price

  •
  Regulations call for 6 month look-back from communication date and 6 month look-forward from cancellation date

  •
  Cancel all grants back to 5/01/02, and receive no new options until 6/11/03 (est.), (six months + one day from cancellation)

  •
  New option strike price = closing price on grant date, or $7.00, whichever is greater

  •
  Term of most new grants = 10 years from grant date

Highlights of Exchange Offer

  •
  The Exchange Offer Document

  •
  Summary of EO (pp. 1 - 3)

  •
  Summary Term Sheet—Q&A and examples (pp. 5 - 14)

  •
  The Offer—details (pp. 15 - 30)

  •
  Election Form—IMPORTANT

Options That May Be Exchanged

  •
  Page 1 of EO

  •
  Grants with exercise price >$10.00 and those "Expiring Options"—defined in paragraph 1:(ii)

  •
  Excludes October 24, 2001 grants @ $15.00/share ("Special on-going grants")

  •
  Grants on or after 5/01/02 must be cancelled in full if you wish to exchange any options

  •
  Eligibility—those employed at beginning and end of Exchange period

  •
  Grant date of new options 6/11/03 (est.)

Exchange Ratio

Existing option price:	Exchange ratio*:
	CEO, Pres. & CFO	All Other EE's
>$40.00	x 0.25	x 0.25
$30.01 - $40.00	x 0.47	x 0.60
$20.01 - $30.00	x 0.65	x 0.70
$15.01 - $20.00	x 0.75	x 0.80
$10.01 - $15.00	x 1.00	x 1.00

*
See EO if one has options expiring before 5/30/03

Exchange Considerations

  •
  RISK = New grant price could go UP from where it is trading now or be higher than the strike price of your current options

  •
  RISK = If death or disability occurs, or your employment terminates for any reason, during exchange period, no reinstatement of options or new options

  •
  (If death or disability under current plan, all vested and unvested options which were not cancelled may be exercised within twelve months)

  •
  RISK = If a merger or acquisition occurs within the exchange period, exchange offer could be cancelled and you may not receive any new options (pp. 13 - 14, #33)

Vesting of Exchanged Options

  •
  Most new options:

  •
  2/3 vest on same schedule as old option

  •
  1/6 vest one year after new grant

  •
  1/6 vest two years after new grant

  •
  Provided that no new options will vest sooner than old options would have

  •
  A few "Expiring Options" will be fully vested upon new grant

  •
  Nonexempt (overtime-eligible) employees will not have any new options vest earlier than 6 months after new grant

  •
  Three examples in EO on pp. 10 - 12

New Terminology—"Tranche"

  •
  Tranche is a set of options with a specific grant number and vesting date

  •
  With 4-year annual vesting, each grant has 4 tranches

  •
  Some older grants have quarterly vesting so total number of tranches higher

  •
  You may elect to exchange whole tranche or a portion of a tranche

  •
  See EO pp. 10 - 12 for tranches and vesting examples

Worksheet

Microvision
Stock Option Exchange
Worksheet

        This worksheet is provided for your convenience. It is not a recommendation to participate in the exchange or to exclude other considerations or calculations in determing whether or how to participate.

Original Grant Price Range	Exchange Ratio**
	CEO, Pres, CFO	All Other EE's
>$40.00	0.25	0.25
$30.01 - $40.00	0.47	0.60
$20.01 - $30.00	0.65	0.70
$15.01 - $20.00	0.75	0.80
$10.01 - $15.00	1.00	1.00

**
If you have options expiring on or before May 30, 2003, see the EO for the ratio.

Primary Criteria for Eligibility
*	Generally, only existing grants priced at >$10.00 are eligible for exchange
*	Does not include shares from the 10/24/01 "special on-going grant" @ $15.00
*	Any existing options granted after 5/01/02 must be surrendered in full to participate in the exchange offer
*	New grant shares will be whole numbers; no fractional shares
*	Employees must be employed on the new grant date to receive new grant
*	Target grant date for new options is June 11, 2003 or shortly thereafter

Figuring number of eligible options and vesting

						OR	OR	AND
Grant Number	Orig. Vest Date	# Elig Shares	X (Times) Exchange Ratio (above)	= # New Shares	# New Shares Vest at Grant—Exempt (2/3)	# New Shares Vest 6 mos After Grant—Nonexempt (2/3)	Shares Vest on Orig. Vest Date (2/3)	Shares Vest One Year After Grant (1/6)	Shares Vest Two Years After Grant (1/6)

This worksheet may be printed and used hardcopy, or used electronically.

Process

  •
  EO Election Period is scheduled to end at 5:00 p.m. Pacific Time on 12/09/02.

  •
  Could be extended by management if necessary

  •
  Revocation of election allowed up to close of EO Period

  •
  Must revoke with written (or faxed) notice of revocation

  •
  May re-elect using Election Form until offer period ends

  •
  Election Forms to the Options Desk (John Jecker or Tiffany Lau)

  •
  All EO questions to Tom Walker in Legal

Key Dates (est.)

  •
  10/24/01—Special on-going grant not eligible for exchange

  •
  5/01/02—Any grant received on or after must be cancelled in full if EE wishes to participate

  •
  11/01/02—Date of Offer to Exchange

  •
  12/09/02—Must submit Election Form by 5:00 p.m.

  •
  12/10/02—Target date for cancellation of Exchange Options

  •
  6/11/03—Target grant date for new options

  •
  12/11/03—Earliest target vesting date for an "Overtime (non-exempt) Employee"

Forms

  •
  Worksheet offered to assist you in calculating exchange numbers and vesting

  •
  Use Option Exchange Election Form at back of EO

  •
  Deliver Election Form to Options Desk

  •
  Confirmation of receipt—not conformance—will be a photocopy of the Election Form, signed by the Options Desk

Questions?

QuickLinks

Microvision, Inc. Stock Option Exchange November 8, 2002
Information Only—Not Advice
Agenda
Highlights of Exchange Offer (EO)
Highlights of Exchange Offer
Options That May Be Exchanged
Exchange Ratio
Exchange Considerations
Vesting of Exchanged Options
New Terminology—"Tranche"
Worksheet
Microvision Stock Option Exchange Worksheet
Process
Key Dates (est.)
Forms
Questions?